SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2017

Commission file number 000-55061

AMERICAN-SWISS CAPITAL, INC.

(Exact name of registrant as specified in its charter)

FWC CAPITAL INC.

(Former name of registrant as specified in its charter)

Delaware	46-3570856
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1100 Brickell Avenue

Miami, Florida 33131

305-853-8178

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr Bassam Hammad, was appointed as a Non-Executive Director of the Corporation by resolution of the Board of Directors of American-Swiss Capital Inc., on July 12, 2017.

Mr. Hammad, 52, is Managing Director of Kayam Consulting, Dubai. He is a consultant and leads organizations to market leadership and profitability by developing and advising on business strategies, managing business cycle process. He has proven success in multiple markets, building shareholder value, driving vision and achieving critical strategic goals. Mr. Hammad was educated in Electrical Engineering at TFH Berlin.

Mr. Hammad will serve on a year to year basis. No compensation arrangements have currently been arranged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN-SWISS CAPITAL, INC.

	By:	/s/ John Karatzaferis
President, Chief Financial Officer

Dated: October 6, 2017